Exhibit 99.1

NextNRG Reports Preliminary July 2025 Revenue Growth of 236% Year-Over-Year

Monthly Revenue Exceeds $8 Million for First Time in Company History

Seventh Consecutive Record Month Drives NextNRG Closer to Profitability Timeline

MIAMI, August 7, 2025 (GLOBE NEWSWIRE) — NextNRG, Inc. (Nasdaq: NXXT), a pioneer in AI-driven energy innovation transforming how energy is produced, managed, and delivered through its Next Utility Operating System®, smart microgrids, wireless EV charging, and mobile fuel delivery, today announced preliminary unaudited financial results for July 2025.

July 2025 Highlights:

●	Revenue: $8.19 million, up 236% year-over-year and 17% month-over-month

●	Year-to-date revenue through July reached approximately $44.1 million, representing substantial growth over full-year 2024 revenue of approximately $27 million

“July represents a significant milestone as we crossed $8 million in monthly revenue for the first time while delivering our seventh consecutive record month,” said Michael D. Farkas, Executive Chairman and CEO of NextNRG. “This 236% year-over-year growth reflects the fundamental strength of our market position and the successful execution of our multi-state expansion strategy. With our recent financial restructuring reducing monthly burn by $1 million and our pending Canadian acquisition, we believe we have the financial foundation and geographic reach necessary to achieve sustainable profitability while continuing to capture market share in the rapidly evolving energy services sector.”

NextNRG’s continued momentum is driven by increased market penetration across existing territories and operational efficiencies gained through fleet optimization and technology integration. The company is advancing deployment timelines for its Next Utility Operating System®, AI-powered microgrid systems, and wireless EV charging solutions, creating a diversified revenue platform that extends beyond traditional mobile fueling services.

The strong July performance builds on NextNRG’s remarkable momentum this year, including its strategic partnership with Hudson Sustainable Group, inclusion in the Russell 2000® and Russell 3000® indexes, signed letters of intent for healthcare facility smart microgrid projects in Los Angeles County, and the comprehensive financial restructuring that significantly improved the company’s cash flow position.

Note on Preliminary Results

The financial results for July 2025 are preliminary and unaudited. Final results may differ and will be confirmed upon the completion of standard month-end closing procedures.

About NextNRG, Inc.

NextNRG Inc. (NextNRG) is Powering What’s Next by implementing artificial intelligence (AI) and machine learning (ML) into renewable energy, next-generation energy infrastructure, battery storage, wireless electric vehicle (EV) charging and on-demand mobile fuel delivery to create an integrated ecosystem.

At the core of NextNRG’s strategy is its Next Utility Operating System®, which leverages AI and ML to help make existing utilities’ energy management as efficient as possible, and the deployment of NextNRG smart microgrids, which utilize AI-driven energy management alongside solar power and battery storage to enhance energy efficiency, reduce costs and improve grid resiliency. These microgrids are designed to serve commercial properties, healthcare campuses, universities, parking garages, rural and tribal lands, recreational facilities and government properties, expanding energy accessibility while supporting decarbonization initiatives.

NextNRG continues to expand its growing fleet of fuel delivery trucks and national footprint, including the acquisition of Yoshi Mobility’s fuel division and Shell Oil’s trucks, further solidifying its position as a leader in the on-demand fueling industry. NextNRG is also integrating sustainable energy solutions into its mobile fueling operations. The company hopes to be an integral part of assisting its fleet customers in their transition to EV, providing fuel delivery while advancing efficient energy adoption. The transition process is expected to include the deployment of NextNRG’s innovative wireless EV charging solutions.

To find out more visit: www.nextnrg.com

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement describing NextNRG’s goals, expectations, financial or other projections, intentions, or beliefs is a forward-looking statement and should be considered an at-risk statement. Words such as “expect,” “intends,” “will,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, including, but not limited to, those related to NextNRG’s business and macroeconomic and geopolitical events. These and other risks are described in NextNRG’s filings with the United States Securities and Exchange Commission from time to time. NextNRG’s forward-looking statements involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although NextNRG’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by NextNRG. Except as required by law, NextNRG undertakes no obligation to update any forward-looking statements for any reason. As a result, you are cautioned not to rely on these forward-looking statements.

Investor Relations Contact

NextNRG, Inc.

Sharon Cohen

SCohen@nextnrg.com